DHI Group, Inc. Reports Fourth Quarter and Full Year 2016 Results

•	Fourth quarter total revenues of $54.9 million, net income $5.5 million, diluted EPS $0.11 and Adjusted EBITDA $13.9 million

•	Cash flow from operations totaled $8.0 million in the fourth quarter and $44.6 million for full year 2016

•	Open Web reaches 24% penetration of Dice recruitment package customers

•	Strategic alternatives process announced during the fourth quarter of 2016 progressing as envisioned

New York, New York, February 7, 2017 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”), a leading online career resource and talent acquisition platform for technology professionals and other select professional communities, today reported financial results for the quarter and year ended December 31, 2016.
“The fourth quarter was a pivotal period for our Company, as we began implementing our tech-focused strategy to reinvigorate growth and ultimately transform our Company,” said Michael Durney, President and Chief Executive Officer of DHI Group, Inc. “We are laying the groundwork for future growth through our intensified focus on tech professional engagement and recruiting customer pain points. Already, we’re seeing indications that these efforts are paying off with improving business metrics such as impressive growth in Dice Careers downloads. Looking forward into 2017, we are as excited and optimistic as ever about our Company’s prospects.”
Q4 2016 Tech Product and Business Highlights

•
New Dice go-to-market strategy leading with our Open Web solution drove 59% year-over-year growth in Open Web customers, resulting in a 24% penetration rate for Open Web among Dice recruitment package customers as of December 31, 2016, up from 14% a year ago

•	Partnered with HackerEarth, a leading tech skills assessment service provider, to bring skills assessment to our market, enhancing value to our customers

•	Dice Careers app new download year-over-year growth was 116% in the fourth quarter

•	Dice selected as the specialist partner for the launch of Google’s Cloud Jobs API, reinforcing our position as a leader in tech recruiting

Q4 and Full Year 2016 Financial Highlights
“We are encouraged by our Company’s fourth quarter performance, with financial results meeting our expectations as we embark upon our tech-first strategy in the midst of a very dynamic environment,” said Luc Grégoire, Chief Financial Officer. “Importantly, our business remains very profitable and continues to generate significant cash flow, which supports our tech-focused initiatives to help us return to growth.”
The following summarizes consolidated financial results for the quarters and years ended December 31, 2016 and 2015 including with and without Slashdot Media, which the Company sold in the first quarter of 2016 ($ in millions, except per share data):

	Q4 2016	Q4 2015	Change	FY 2016	FY 2015	Change
Revenues	$54.9	$65.1	(16)%	$227.0	$259.8	(13)%
Revenues, excluding Slashdot Media	$54.9	$61.4	(11)%	$226.2	$245.0	(8)%
Net income (loss)	$5.5	$(28.2)	n.m.	$(5.4)	$(11.0)	51%
Net income, excluding Slashdot Media, impairment charge and disposition related and other charges	$5.5	$5.7	(4)%	$18.7	$22.6	(17)%
Diluted earnings (loss) per share	$0.11	$(0.56)	n.m.	$(0.11)	$(0.21)	48%
Diluted earnings per share, excluding Slashdot Media, impairment charge and disposition related and other charges	$0.11	$0.11	—%	$0.39	$0.44	(11)%

Adjusted EBITDA	$13.9	$18.7	(26)%	$57.7	$74.6	(23)%
Adjusted EBITDA margin	25.3%	28.8%		25.4%	28.7%
Adjusted EBITDA, excluding Slashdot Media and disposition related and other costs	$13.9	$18.2	(24)%	$58.7	$72.9	(19)%
Adjusted EBITDA margin, excluding Slashdot Media and disposition related and other costs	25.3%	29.7%		25.9%	29.8%
Reconciliations of Net Income (Loss) to Adjusted EBITDA and of Operating Cash Flows to Adjusted EBITDA are included toward the end of this press release

The following summarizes Revenues, Adjusted EBITDA and Adjusted EBITDA Margin results for the quarters and years ended December 31, 2016 and 2015 ($ in millions). A reconciliation of Operating Income (Loss) to Adjusted EBITDA is included toward the end of this press release.

	Revenues				Adjusted EBITDA
	Q4 2016	Q4 2015	Change	Fx Impact	Q4 2016	2016 Margin	Q4 2015	2015 Margin
Tech & Clearance	$33.3	$35.7	(7)%	$(0.3)	$15.9	48%	$17.4	49%
Global Industry Group	15.2	19.2	(21)%	(1.2)	2.6	17%	5.1	27%
Healthcare	6.4	6.4	—%	—	0.4	6%	0.2	3%
Talent Acquisition Brands	54.9	61.3	(10)%	(1.5)	18.9	34%	22.7	37%
Corporate	—	—	—%	—	(3.0)	n.m.	(2.7)	n.m.
Talent Acquisition Brands less Corporate	54.9	61.3	(10)%	(1.5)	15.9	29%	20.0	33%
Brightmatter Group	—	0.1	n.m.	—	(2.0)	n.m.	(1.8)	n.m.
Slashdot Media	—	3.6	(100)%	—	—	n.m.	0.5	14%
Total	$54.9	$65.1	(16)%	$(1.5)	$13.9	25%	$18.7	29%

	Revenues				Adjusted EBITDA
	FY 2016	FY 2015	Change	Fx Impact	FY 2016	2016 Margin	FY 2015	2015 Margin
Tech & Clearance	$135.5	$140.4	(4)%	$(0.7)	$63.2	47%	$66.7	48%
Global Industry Group	63.6	78.3	(19)%	(3.0)	13.1	21%	19.8	25%
Healthcare	27.1	25.9	5%	—	2.5	9%	2.6	10%
Talent Acquisition Brands	226.2	244.6	(8)%	(3.7)	78.8	35%	89.1	36%
Corporate	—	—	—%	—	(13.6)	n.m.	(12.1)	n.m.
Talent Acquisition Brands less Corporate	226.2	244.6	(8)%	(3.7)	65.2	29%	77.0	31%
Brightmatter Group	0.1	0.4	(75)%	—	(7.3)	n.m.	(4.2)	n.m.
Slashdot Media	0.7	14.8	(95)%	—	(0.2)	(29)%	1.7	11%
Total	$227.0	$259.8	(13)%	$(3.7)	$57.7	25%	$74.6	29%

	GIG Revenues by Brand
($ in millions)	Q4 2016	Q4 2015	Change	Fx Impact	FY 2016	FY 2015	Change	Fx Impact
eFinancialCareers	$8.4	$9.6	(13)%	$(1.1)	$35.1	$36.4	(4)%	$(2.7)
Rigzone	2.0	4.2	(52)%	(0.1)	9.5	21.0	(55)%	(0.3)
Hcareers	3.4	3.7	(8)%	—	14.9	16.0	(7)%	—
BioSpace	1.3	1.6	(19)%	—	4.1	4.9	(16)%	—
Global Industry Group	$15.2	$19.2	(21)%	$(1.2)	$63.6	$78.3	(19)%	$(3.0)

	Supplemental Balance Sheet Information
($ in millions)	December 31, 2016	December 31, 2015	Change
Deferred revenue (1)	$84.6	$83.3	$1.3
Long-Term Debt, net	$84.8	$99.4	$(14.6)
Plus: Deferred financing costs	1.2	1.6	(0.4)
Total principal outstanding	$86.0	$101.0	$(15.0)
Less: Cash	23.0	34.1	(11.1)
Net debt	$63.0	$67.0	$(4.0)
(1) The YTD increase in deferred revenue primarily reflects an increase in the Tech & Clearance segment of $3.2 million, partially offset by a decrease in the Global Industry Group segment of $1.7 million largely due to Energy.

Update on Strategic Alternatives Process & Business Outlook
In conjunction with reporting third quarter 2016 financial results on November 1, 2016, the Company announced plans to explore strategic alternatives to ensure its ownership structure optimizes prospects of executing its new tech-focused strategy and enhancing shareholder value. On November 22, 2016 the Company announced it had retained Evercore as its financial advisor for the strategic alternatives process.
“The strategic alternatives process we began during the fourth quarter is progressing in line with our expectations,” said Mr. Durney. “While there is no assurance the process will result in a transaction, we are confident in our ability to execute our tech-focused strategy under our current ownership structure.”
There are a number of potential outcomes to the strategic alternatives process, and some outcomes could have different organizational and operational implications for the Company. The Company believes this makes providing specific forward guidance less meaningful to the reader at this time. On today’s conference call, Management will provide context around the Company’s 2017 strategic objectives and operational plans. Details for the conference call are provided below.
Stock Repurchase Program
During the fourth quarter of 2016, the Company purchased approximately 0.6 million shares of its common stock at an average cost of $5.87 per share for a total cost of approximately $3.4 million. The share repurchase program expired in December 2016, and, in light of the Company’s exploration of strategic alternatives, was not renewed. The Company will continue to monitor market conditions and the progress of its strategic alternatives process, and may implement a new share repurchase authorization if warranted.

Conference Call Information
The Company will host a conference call to discuss fourth quarter results today at 8:30 a.m. Eastern Time.  Hosting the call will be Michael Durney, President and Chief Executive Officer, and Luc Grégoire, Chief Financial Officer.
The conference call can be accessed live over the phone by dialing 1-844-890-1790 or for international callers by dialing 1-412-380-7407. Please ask to be joined to the DHI Group, Inc. call. A replay will be available one hour after the call and can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international callers; the replay passcode is 10099245. The replay will be available until February 14, 2017.
The call will also be webcast live from the Company’s website at www.dhigroupinc.com under the Investor Relations section.

Investor Contact

Brendan Metrano
VP, Investor Relations
DHI Group, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact

Rachel Ceccarelli
Director, Corporate Communications
DHI Group, Inc.
212-448-8288
media@dhigroupinc.com

About DHI Group, Inc.
DHI Group, Inc. (NYSE: DHX) is a leading provider of data, insights and employment connections through our specialized services for professional communities including technology and security clearance, financial services, energy, healthcare and hospitality. Our mission is to empower professionals and organizations to compete and win through expert insights and relevant employment connections. Employers and recruiters use our websites and services to source and hire the most qualified professionals in select and highly-skilled occupations, while professionals use our websites and services to find the best employment opportunities in and the most timely news and information about their respective areas of expertise. For over 25 years, we have built our Company on providing employers and recruiters with efficient access to high-quality, unique professional communities, and offering the professionals in those communities access to highly-relevant career opportunities, news, tools and information. Today, we serve multiple markets located throughout North America, Europe, the Middle East and the Asia Pacific region.

Notes Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock based compensation expense, and other non-recurring income or expense (“Adjusted EBITDA”), Adjusted EBITDA Margin, Adjusted EBITDA excluding Slashdot Media and disposition related and other costs, Adjusted EBITDA margin excluding Slashdot Media and disposition related and other costs, Revenues excluding Slashdot Media, Net Income excluding Slashdot Media, impairment charge and disposition related and other costs, Free Cash Flow, Diluted Earnings per Share excluding Slashdot Media, impairment charge and disposition related and other costs, and Net Debt, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The non-GAAP measures apply to consolidated results and results by segment or other measure as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP metric used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA, as defined in our Credit Agreement, represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock option expenses, losses resulting from certain dispositions outside the ordinary course of business, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the Credit Agreement up to $250,000, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock compensation expense, and business interruption insurance proceeds, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, and any income or gain resulting from certain dispositions outside the ordinary course of business.
We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We also present Adjusted EBITDA because covenants in our Credit Agreement contain ratios based on this measure. Our Credit Agreement is material to us because it is one of our primary sources of liquidity. If our Adjusted EBITDA were to decline below certain levels, covenants in our Credit Agreement that are based on Adjusted EBITDA may be violated and could cause a default and acceleration of payment obligations under our Credit Agreement.

Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP as a measure of our profitability.
Adjusted EBITDA Margin
Adjusted EBITDA Margin is a non-GAAP metric used by management to measure operating performance. Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Revenues.
Adjusted EBITDA Excluding Slashdot Media and disposition related and other costs
Adjusted EBITDA excluding Slashdot Media and disposition related and other costs is a non-GAAP metric used by management to measure operating performance. Management uses Adjusted EBITDA excluding Slashdot Media and disposition related and other costs as a measure of our financial performance given our sale of Slashdot Media and disposition related and other costs. Adjusted EBITDA excluding Slashdot Media and disposition related and other costs, represents Adjusted EBITDA defined above, less Slashdot Media and disposition related and other costs.
Adjusted EBITDA margin, Excluding Slashdot Media and disposition related and other costs
Adjusted EBITDA margin, excluding Slashdot Media and disposition related and other costs is a non-GAAP metric used by management to measure operating performance. Management uses Adjusted EBITDA margin, excluding Slashdot Media and disposition related and other costs as a measure of our financial performance given our sale of Slashdot Media and disposition related and other costs. Adjusted EBITDA margin, excluding Slashdot Media and disposition related and other costs, is computed as Adjusted EBITDA, excluding Slashdot Media and disposition related and other costs divided by Revenues excluding Slashdot Media.
Revenues Excluding Slashdot Media
Revenues excluding Slashdot Media is a non-GAAP metric used by management to measure operating performance. Revenues excluding Slashdot Media represents Revenues as defined above less Slashdot Media revenue. We consider Revenues excluding Slashdot Media to be an important measure to evaluate our financial performance given our sale of Slashdot Media.
Net Income Excluding Slashdot Media, impairment charge and disposition related and other costs
Net Income excluding Slashdot Media, impairment charge and disposition related and other costs is a non-GAAP metric used by management to measure operating performance. Net Income excluding Slashdot Media, impairment charge and disposition related and other costs is defined as Net Income less Slashdot Media Net Income (Loss), impairment charge and disposition related and other costs. We consider Net Income excluding Slashdot Media, impairment charge and disposition related and other costs to be an important measure of our financial performance given our sale of Slashdot Media, impairment charge and disposition related and other costs.
Diluted Earnings per Share Excluding Slashdot Media, impairment charge and disposition related and other costs
Diluted earnings per share excluding Slashdot Media, impairment charge and disposition related and other costs is a non-GAAP metric used by management to measure operating performance. Diluted earnings per share excluding Slashdot Media, impairment charge and disposition related and other costs is defined as diluted earnings per share less impact per share of Slashdot Media, impairment charge and disposition related and other costs. We consider diluted earnings per share excluding Slashdot Media, impairment charge and disposition related and other costs to be an important measure of our financial performance.
Free Cash Flow
We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow is an important non-GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness or repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it includes cash used for capital expenditures during the period and is adjusted for acquisition related payments within operating cash flows.
Net Debt
Net Debt is defined as total principal outstanding less cash. We consider Net Debt to be an important measure of liquidity and indicator of our ability to meet ongoing obligations. We also use Net Debt, among other measures, in evaluating our choices for capital deployment. Net Debt presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.
Forward-Looking Statements
This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information without limitation concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, the review of strategic alternatives and the possibility that such review will not result in a transaction, competition from existing and future competitors in the highly competitive market in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the uncertainty surrounding the United Kingdom’s future departure from the European Union, including uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands except per share amounts)

	For the three months ended December 31,		For the year ended December 31,
	2016	2015	2016	2015

Revenues	$54,938	$65,059	$226,970	$259,769

Operating expenses:
Cost of revenues	7,569	9,892	32,126	39,147
Product development	6,391	7,781	25,714	29,863
Sales and marketing	18,878	20,771	77,451	81,755
General and administrative	10,862	10,580	43,684	44,639
Depreciation	2,210	2,477	9,849	9,298
Amortization of intangible assets	681	3,019	6,787	13,894
Impairment of goodwill	—	34,818	15,369	34,818
Impairment of intangible assets	—	—	9,252	—
Disposition related and other costs	—	—	3,347	—
Total operating expenses	46,591	89,338	223,579	253,414
Operating income (loss)	8,347	(24,279)	3,391	6,355
Interest expense	(888)	(817)	(3,481)	(3,289)
Other income (expense)	4	(23)	(29)	(25)
Income (loss) before income taxes	7,463	(25,119)	(119)	3,041
Income tax expense	1,985	3,130	5,279	14,009
Net income (loss)	$5,478	$(28,249)	$(5,398)	$(10,968)

Basic earnings (loss) per share	$0.12	$(0.56)	$(0.11)	$(0.21)
Diluted earnings (loss) per share	$0.11	$(0.56)	$(0.11)	$(0.21)

Weighted average basic shares outstanding	47,444	50,201	48,319	51,402
Weighted average diluted shares outstanding	48,388	50,201	48,319	51,402

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended December 31,		For the year ended December 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income (loss)	$5,478	$(28,249)	$(5,398)	$(10,968)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation	2,210	2,477	9,849	9,298
Amortization of intangible assets	681	3,019	6,787	13,894
Deferred income taxes	(1,291)	(616)	(3,268)	(989)
Amortization of deferred financing costs	81	89	324	402
Stock based compensation	2,395	2,695	11,145	10,185
Impairment of goodwill	—	34,818	15,369	34,818
Impairment of intangible assets	—	—	9,252	—
Change in accrual for unrecognized tax benefits	(1,089)	(128)	(923)	44
Loss on sale of business	—	—	639	—
Changes in operating assets and liabilities:
Accounts receivable	(5,766)	(5,577)	2,281	(2,140)
Prepaid expenses and other assets	486	133	(132)	1,734
Accounts payable and accrued expenses	476	1,278	(2,954)	(1,054)
Income taxes receivable/payable	1,597	(144)	(485)	5,906
Deferred revenue	2,863	1,561	2,370	(571)
Other, net	(157)	84	(280)	250
Net cash flows from operating activities	7,964	11,440	44,576	60,809
Cash flows from investing activities:
Cash received from sale of business	—	—	2,429	—
Purchases of fixed assets	(3,238)	(2,368)	(11,699)	(9,078)
Purchases of cost method investments	(1,500)	—	(1,500)	—
Net cash flows used in investing activities	(4,738)	(2,368)	(10,770)	(9,078)
Cash flows from financing activities:
Payments on long-term debt	(16,000)	(109,625)	(42,000)	(138,500)
Proceeds from long-term debt	10,000	109,000	27,000	129,000
Payments under stock repurchase plan	(3,393)	(8,651)	(29,572)	(38,212)
Payment of acquisition related contingencies	—	—	—	(3,829)
Proceeds from stock option exercises	142	1,113	2,806	7,010
Purchase of treasury stock related to vested restricted stock and performance stock units	(89)	(170)	(2,868)	(1,835)
Excess tax benefit over book expense from stock based compensation	21	236	421	2,350
Financing costs paid	—	(646)	—	(646)
Net cash flows used in financing activities	(9,319)	(8,743)	(44,213)	(44,662)
Effect of exchange rate changes	(341)	(190)	(656)	204
Net change in cash for the period	(6,434)	139	(11,063)	7,273
Cash, beginning of period	29,421	33,911	34,050	26,777
Cash, end of period	$22,987	$34,050	$22,987	$34,050

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	December 31, 2016	December 31, 2015
Current assets
Cash	$22,987	$34,050
Accounts receivable, net	43,148	46,380
Income taxes receivable	731	916
Prepaid and other current assets	3,312	3,072
Assets held for sale	—	4,265
Total current assets	70,178	88,683
Fixed assets, net	16,610	15,255
Acquired intangible assets, net	49,120	65,292
Goodwill	171,745	198,598
Deferred income taxes	306	322
Other assets	2,136	785
Total assets	$310,095	$368,935

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$20,220	$23,883
Deferred revenue	84,615	83,316
Income taxes payable	3,467	4,006
Liabilities held for sale	—	2,334
Total current liabilities	108,302	113,539
Long-term debt, net	84,760	99,436
Deferred income taxes	7,901	10,849
Accrual for unrecognized tax benefits	2,513	3,436
Other long-term liabilities	2,736	3,062
Total liabilities	206,212	230,322
Total stockholders’ equity	103,883	138,613
Total liabilities and stockholders’ equity	$310,095	$368,935

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three months and years ended December 31, 2016 and 2015 and a balance sheet as of December 31, 2016 and December 31, 2015 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA
(Unaudited)
(dollars in thousands except per customer data)

	For the three months ended December 31,		For the year ended December 31,
	2016	2015	2016	2015
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$5,478	$(28,249)	$(5,398)	$(10,968)
Interest expense	888	817	3,481	3,289
Income tax expense	1,985	3,130	5,279	14,009
Depreciation	2,210	2,477	9,849	9,298
Amortization of intangible assets	681	3,019	6,787	13,894
Impairment of goodwill	—	34,818	15,369	34,818
Impairment of intangible assets	—	—	9,252	—
Non-cash stock compensation expense	2,395	2,695	10,245	10,185
Severance—Slashdot Media	—	—	981	—
Accelerated stock based compensation expense—Slashdot Media	—	—	900	—
Loss on sale of business	—	—	639	—
Other	246	23	279	25
Adjusted EBITDA	$13,883	$18,730	$57,663	$74,550

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$7,964	$11,440	$44,576	$60,809
Interest expense	888	817	3,481	3,289
Amortization of deferred financing costs	(81)	(89)	(324)	(402)
Income tax expense	1,985	3,130	5,279	14,009
Deferred income taxes	1,291	616	3,268	989
Severance—Slashdot Media	—	—	981	—
Change in accrual for unrecognized tax benefits	1,089	128	923	(44)
Change in accounts receivable	5,766	5,577	(2,281)	2,140
Change in deferred revenue	(2,863)	(1,561)	(2,370)	571
Changes in working capital and other	(2,156)	(1,328)	4,130	(6,811)
Adjusted EBITDA	$13,883	$18,730	$57,663	$74,550

Calculation of Free Cash Flow:
Net cash provided by operating activities	$7,964	$11,440	$44,576	$60,809
Purchases of fixed assets	(3,238)	(2,368)	(11,699)	(9,078)
Free Cash Flow	$4,726	$9,072	$32,877	$51,731

Dice Recruitment Package Customers
Beginning of period	7,250	7,700	7,600	7,800
End of period	7,050	7,600	7,050	7,600

Average for the period (1)	7,150	7,650	7,300	7,700

Dice Average Monthly Revenue per Recruitment Package Customer (2)	$1,117	$1,115	$1,120	$1,094

(1) Reflects the daily average of recruitment package customers during the period.
(2) Reflects the simple average of each period presented.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)

	For the three months ended December 31, 2016
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech & Clearance	Global Industry Group	Healthcare	Corporate	Brightmatter Group	Slashdot Media	Total
Operating income (loss)	$13,647	$1,592	$(392)	$(4,360)	$(2,140)	$—	$8,347
Depreciation	1,437	205	459	32	77	—	2,210
Amortization of intangible assets	47	410	181	—	43	—	681
Non-cash stock compensation expense	755	387	129	1,075	49	—	2,395
Other	—	—	—	250	—	—	250
Adjusted EBITDA	$15,886	$2,594	$377	$(3,003)	$(1,971)	$—	$13,883

	For the three months ended December 31, 2015
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech & Clearance	Global Industry Group	Healthcare	Corporate	Brightmatter Group	Slashdot Media	Total
Operating income (loss)	$14,220	$(32,232)	$(703)	$(3,997)	$(1,991)	$424	$(24,279)
Depreciation	1,650	220	574	33	—	—	2,477
Amortization of intangible assets	829	1,834	251	—	105	—	3,019
Non-cash stock compensation expense	676	437	76	1,311	100	95	2,695
Impairment of goodwill	—	34,818	—	—	—	—	34,818
Adjusted EBITDA	$17,375	$5,077	$198	$(2,653)	$(1,786)	$519	$18,730

	For the year ended December 31, 2016
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech & Clearance	Global Industry Group	Healthcare	Corporate	Brightmatter Group	Slashdot Media	Total
Operating income (loss)	$51,667	$(18,102)	$(929)	$(18,645)	$(7,827)	$(2,773)	$3,391
Depreciation	6,565	891	2,089	131	173	—	9,849
Amortization of intangible assets	1,737	4,029	835	—	186	—	6,787
Non-cash stock compensation expense	3,210	1,639	490	4,660	201	45	10,245
Impairment of goodwill and intangibles	—	24,621	—	—	—	—	24,621
Severance—Slashdot Media	—	—	—	—	—	981	981
Accelerated stock based compensation expense—Slashdot Media	—	—	—	—	—	900	900
Loss on sale of business	—	—	—	—	—	639	639
Other	—	—	—	250	—	—	250
Adjusted EBITDA	$63,179	$13,078	$2,485	$(13,604)	$(7,267)	$(208)	$57,663

	For the year ended December 31, 2015
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech & Clearance	Global Industry Group	Healthcare	Corporate	Brightmatter Group	Slashdot Media	Total
Operating income (loss)	$53,897	$(26,624)	$(490)	$(16,528)	$(5,047)	$1,147	$6,355
Depreciation	6,495	915	1,599	135	—	154	9,298
Amortization of intangible assets	3,460	8,735	1,202	—	497	—	13,894
Non-cash stock compensation expense	2,832	1,960	317	4,342	372	362	10,185
Impairment of goodwill	—	34,818	—	—	—	—	34,818
Adjusted EBITDA	$66,684	$19,804	$2,628	$(12,051)	$(4,178)	$1,663	$74,550

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2016	2015	2016	2015
Revenues	$54,938	$65,059	$226,970	$259,769
Less Slashdot Media	—	3,646	747	14,819
Revenues, excluding Slashdot Media	$54,938	$61,413	$226,223	$244,950

Net Income (loss)	$5,478	$(28,249)	$(5,398)	$(10,968)
Exclude Slashdot Media net income (loss)	—	261	(1,755)	692
Add back impairment charge, net of income taxes	—	34,246	21,790	34,246
Add back severance related to re-alignment, net of tax	—	—	521	—
Net Income, excluding Slashdot Media, impairment charge and disposition related and other costs	$5,478	$5,736	$18,668	$22,586

Diluted Earnings per Share, excluding Slashdot Media, impairment charge and disposition related and other costs (1)	$0.11	$0.11	$0.39	$0.44

Adjusted EBITDA	$13,883	$18,730	$57,663	$74,550
Exclude Slashdot Media	—	519	(208)	1,663
Add back severance related to re-alignment	—	—	827	—
Adjusted EBITDA, excluding Slashdot Media and disposition related and other costs	$13,883	$18,211	$58,698	$72,887

Adjusted EBITDA Margin, excluding Slashdot Media and disposition related and other costs	25.3%	29.7%	25.9%	29.8%

Segment Definitions:
Tech & Clearance: Dice, Dice Europe and ClearanceJobs
Global Industry Group: eFinancialCareers, Rigzone, Hcareers and BioSpace
Healthcare: Health eCareers
Corporate & Other: Corporate related costs, Slashdot Media and Brightmatter

(1) Diluted Earnings per Share, excluding Slashdot Media, impairment charge and disposition related and other costs, is computed as Net Income, excluding Slashdot Media, impairment charge and disposition related and other costs, divided by weighted average diluted shares outstanding.